Exhibit 99.1

Selective Reports Excellent Second Quarter 2021 Results, Including Net Income of $1.98 per Diluted Common Share, Annualized Return on Common Equity ("ROE") of 18.3%, Non-GAAP Operating Income1 of $1.85 per Diluted Common Share, and a Non-GAAP Operating ROE1 of 17.1%

In the second quarter of 2021, we reported:

•Net premiums written ("NPW") increased 15% compared to the second quarter of 2020;
•GAAP combined ratio of 89.8%;
•After-tax net investment income of $67 million, up 136% compared to the second quarter of 2020; and
•Book value per common share of $44.78

Branchville, NJ - July 28, 2021 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported financial results for the second quarter ended June 30, 2021, with net income per diluted common share of $1.98 and non-GAAP operating income1 per diluted common share of $1.85. The annualized non-GAAP operating ROE was 17.1% for the quarter and 16.4% for the first half of the year. The second quarter combined ratio was a solid 89.8%, with all insurance segments delivering profitable results. Overall NPW increased 15% from a year ago during the second quarter, driven by strong new business growth of 16%, renewal pure price increases of 5.1%, and continued solid retention. The Investments segment contributed 10.3 points of annualized ROE, led by alternative investment returns.

"Selective again reported excellent financial results, driven by superior underwriting and investment performance. Our capital position is the strongest in our history. I am proud of our standout execution in delivering disciplined and profitable growth. By focusing on customer service and operational excellence, and delivering value to our various stakeholders, we have built a unique franchise and culture. As we look to the remainder of 2021, I remain confident about our ability to continue to generate consistent long-term financial outperformance,” said John Marchioni, President and CEO.

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2021		2020			2021		2020
Net premiums written	$833.2		724.8	15%		$1,631.4		1,372.1	19%
Net premiums earned	740.5		630.7	17		1,465.5		1,282.4	14
Net investment income earned	83.7		34.4	143		153.4		90.4	70
Net realized and unrealized gains (losses), pre-tax	10.1		12.6	(20)		15.2		(32.0)	(147)
Total revenues	840.5		682.4	23		1,644.4		1,347.3	22
Net underwriting income, after-tax	60.0		7.8	669		121.3		24.7	392
Net investment income, after-tax	67.4		28.5	136		123.8		74.0	67
Net income available to common stockholders	119.6		34.2	250		226.4		49.4	358
Non-GAAP operating income[1]	111.6		24.2	362		214.4		74.7	187
Combined ratio	89.8%		98.4	(8.6)	pts	89.5%		97.6	(8.1)	pts
Loss and loss expense ratio	56.9		64.0	(7.1)		56.9		62.8	(5.9)
Underwriting expense ratio	32.7		34.3	(1.6)		32.4		34.7	(2.3)
Dividends to policyholders ratio	0.2		0.1	0.1		0.2		0.1	0.1
Catastrophe losses	3.1	pts	13.2	(10.1)		3.6	pts	9.1	(5.5)
Non-catastrophe property losses and loss expenses	14.5		13.0	1.5		15.2		14.8	0.4
(Favorable) prior year reserve development on casualty lines	(2.3)		(2.4)	0.1		(3.5)		(1.9)	(1.6)
Net income available to common stockholders per diluted common share	$1.98		0.57	247%		$3.74		0.82	356%
Non-GAAP operating income per diluted common share[1]	1.85		0.40	363		3.54		1.24	185
Weighted average diluted common shares	60.5		60.2	—		60.5		60.2	—
Book value per common share	$44.78		38.43	17		44.78		38.43	17

Overall Insurance Operations

For the second quarter, overall NPW increased 15% from a year ago. The increase in NPW reflected new business growth of 16%, stable retention, and overall renewal pure price increases averaging 5.1%. In addition, NPW included three points due to COVID-19-related personal and commercial automobile credits offered to our customers in 2020, which reduced NPW by $19.7 million in the year-ago period. Our combined ratio was 89.8% in the quarter, compared to 98.4% in the prior-year period, benefiting from lower catastrophe losses and a lower expense ratio. Our Insurance Operations generated 9.2 points of annualized ROE in the quarter.

Standard Commercial Lines Segment

For the second quarter, Standard Commercial Lines premiums, which were 82% of total NPW, increased 16% compared to a year ago. NPW growth was driven by renewal pure price increases that averaged 5.5%, new business growth of 17%, and retention of 85%. Additionally, NPW included three points due to COVID-19-related commercial automobile credits offered to our customers in 2020, which reduced NPW by $15.4 million in the year-ago period. The second quarter combined ratio was 88.7%, down 8.0 points from a year ago, driven by the items outlined in the table below.

Standard Commercial Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$677.1		583.3	16%		$1,342.7		1,101.8	22%
Net premiums earned	599.8		501.0	20		1,188.9		1,017.6	17
Combined ratio	88.7%		96.7	(8.0)	pts	88.4%		96.7	(8.3)	pts
Loss and loss expense ratio	55.0		61.4	(6.4)		55.0		60.9	(5.9)
Underwriting expense ratio	33.5		35.2	(1.7)		33.2		35.7	(2.5)
Dividends to policyholders ratio	0.2		0.1	0.1		0.2		0.1	0.1
Catastrophe losses	1.9	pts	10.1	(8.2)		2.3	pts	7.0	(4.7)
Non-catastrophe property losses and loss expenses	12.4		12.2	0.2		13.3		13.8	(0.5)
(Favorable) prior-year reserve development on casualty lines	(2.5)		(3.0)	0.5		(3.8)		(2.5)	(1.3)

Standard Personal Lines Segment

For the second quarter, Standard Personal Lines premiums, which represented 9% of total NPW, were flat compared to the prior-year period. Renewal pure price increases averaged 1.1%, retention was 84%, and new business was down 8% compared to the prior year. Additionally, the change in NPW included five points of growth due to COVID-19-related personal automobile credits offered to our customers in 2020, which reduced NPW by $4.3 million in the year-ago period. The second quarter combined ratio was 92.3%, down 16.5 points from a year ago, driven by the items outlined in the table below.

Standard Personal Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$78.6		78.2	—%		$143.6		145.8	(1)%
Net premiums earned	73.3		71.6	2		147.1		147.8	—
Combined ratio	92.3%		108.8	(16.5)	pts	90.9%		104.0	(13.1)	pts
Loss and loss expense ratio	65.5		81.1	(15.6)		64.6		76.1	(11.5)
Underwriting expense ratio	26.8		27.7	(0.9)		26.3		27.9	(1.6)
Catastrophe losses	6.8	pts	36.2	(29.4)		7.2	pts	25.7	(18.5)
Non-catastrophe property losses and loss expenses	34.0		21.4	12.6		32.6		25.8	6.8
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		—	—

Excess and Surplus Lines Segment

For the second quarter, Excess and Surplus Lines premiums, which represented 9% of total NPW, were up 23% compared to the prior-year period, driven by new business growth of 19% and renewal pure price increases that averaged 6.9%. The second quarter combined ratio was 96.6%, down 4.3 points from a year ago, driven by the items outlined in the table below.

Excess and Surplus Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$77.5		63.2	23%		$145.1		124.5	17%
Net premiums earned	67.5		58.0	16		129.5		117.0	11
Combined ratio	96.6%		100.9	(4.3)	pts	97.8%		97.2	0.6	pts
Loss and loss expense ratio	65.0		66.8	(1.8)		65.8		62.1	3.7
Underwriting expense ratio	31.6		34.1	(2.5)		32.0		35.1	(3.1)
Catastrophe losses	9.5	pts	11.3	(1.8)		11.3	pts	6.0	5.3
Non-catastrophe property losses and loss expenses	11.5		9.6	1.9		12.9		9.7	3.2
(Favorable) prior year reserve development on casualty lines	(3.0)		—	(3.0)		(5.4)		—	(5.4)

Investments Segment

For the second quarter, net investment income, after-tax, of $67 million was up $39 million, or 136%, compared to second quarter 2020. The increase was driven by alternative investment gains of $24 million after-tax, which are reported on a one-quarter lag, and compared to a $13 million loss in the year-ago period. For the quarter, the after-tax earned income yield on the overall portfolio averaged 3.5%, and the after-tax earned income yield on the fixed income securities portfolio averaged 2.6%. For the quarter, the investment portfolio generated 10.3 points of annualized ROE. For the first half of the year, operating cash flow of $292 million equated to 18% of NPW and contributed to the growth in invested assets. Invested assets per dollar of common stockholders' equity was $2.88 at June 30, 2021.

Investments Segment	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2021	2020			2021	2020
Net investment income earned, after-tax	$67.4	28.5	136%		$123.8	74.0	67%
Net investment income per common share	1.11	0.47	136		2.05	1.23	67
Effective tax rate	19.5%	17.1	2.4	pts	19.3%	18.1	1.2	pts
Average yields:
Portfolio:
Pre-tax	4.4	2.0	2.4		4.0	2.6	1.4
After-tax	3.5	1.6	1.9		3.2	2.1	1.1
Fixed income securities:
Pre-tax	3.2%	3.3	(0.1)	pts	3.2%	3.2	—	pts
After-tax	2.6	2.7	(0.1)		2.6	2.6	—
Annualized ROE contribution	10.3	5.2	5.1		9.5	6.6	2.9

Balance Sheet

$ in millions, except per share data	June 30, 2021	December 31, 2020	Change
Total assets	$10,167.9	9,687.9	5%
Total investments	7,755.4	7,505.6	3
Long-term debt	550.9	550.7	—
Stockholders’ equity	2,891.4	2,738.9	6
Common stockholders' equity	2,691.4	2,538.9	6
Invested assets per dollar of common stockholders’ equity	2.88	2.96	(3)
Net premiums written to policyholders' surplus	1.33x	1.30x	0.3x
Book value per common share	44.78	42.38	6
Debt to total capitalization	16.0%	16.7%	(0.7)	pts

Book value per common share was up 6% in the first half of 2021. The increase was driven by $3.74 of net income per diluted common share that was partially offset by (i) a $0.86 reduction in net unrealized gains on our fixed income securities portfolio from higher long-term interest rates in 2021, and (ii) $0.50 of dividends on our common stock paid to shareholders. During the first half of 2021, the Company repurchased 52,781 shares at an average price of $64.49 per share for a total of $3.4 million, with all share repurchases made in the first quarter. Capacity remaining under our existing repurchase authorization was $96.6 million at June 30, 2021.

Selective's Board of Directors declared:
•A cash dividend of $0.25 per common share payable September 1, 2021, to holders of record on August 13, 2021; and
•A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depository share) payable on September 15, 2021, to holders of record as of August 31, 2021.

Guidance
For 2021, Selective has revised its full-year guidance as follows:

•A GAAP combined ratio, excluding catastrophe losses, of 89% (prior guidance 90%) that assumes no additional prior-year casualty reserve development;

•Catastrophe losses of 4.0 points on the combined ratio;

•After-tax net investment income of $220 million (prior guidance $195 million) that includes $55 million (prior guidance of $31 million) in after-tax net investment income from our alternative investments;

•An overall effective tax rate of approximately 20.5% that includes an effective tax rate of 19.0% for net investment income and 21.0% for all other items; and

•Weighted average shares of 60.5 million on a fully diluted basis.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Thursday, July 29, 2021, at www.Selective.com. The webcast will be available for rebroadcast until the close of business on August 28, 2021.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments. They are used as important financial measures by management, analysts, and investors, because the timing of realized investment gains and losses on sales of securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments that are charged to earnings could distort the analysis of trends. These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity to non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
Net income available to common stockholders	$119.6	34.2	226.4	49.4
Net realized and unrealized (gains) losses, before tax	(10.1)	(12.6)	(15.2)	32.0
Tax on reconciling items	2.1	2.7	3.2	(6.7)
Non-GAAP operating income	$111.6	24.2	214.4	74.7
Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
Net income available to common stockholders per diluted common share	$1.98	0.57	3.74	0.82
Net realized and unrealized (gains) losses, before tax	(0.17)	(0.21)	(0.25)	0.53
Tax on reconciling items	0.04	0.04	0.05	(0.11)
Non-GAAP operating income per diluted common share	$1.85	0.40	3.54	1.24

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
Annualized Return on Equity	18.3%	6.2	17.3	4.4
Net realized and unrealized (gains) losses, before tax	(1.5)	(2.3)	(1.1)	2.9
Tax on reconciling items	0.3	0.5	0.2	(0.6)
Annualized Non-GAAP Operating Return on Equity	17.1%	4.4	16.4	6.7

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements, include without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) net realized losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
•Difficult conditions in global capital markets and the economy;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of natural and man-made catastrophic events, including without limitation hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and

•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com